EXHIBIT 10.14

FOURTH AMENDMENT TO LEASE

      This Fourth Amendment to Lease (the “Amendment”) is entered into this 7th day of February, 2002 by and between HUB PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”) and BRIGHAM OIL AND GAS, L.P., a Delaware limited partnership (“Tenant”).

WITNESSETH:

      WHEREAS, Investors Life Insurance Company of North America (“Original Lessor”) and Tenant entered into that certain Two Bridgepoint Lease Agreement dated September 20, 1996 (the “Original Agreement”) as amended by First Amendment to Two Bridgepoint Lease Agreement dated April 11, 1997 (the “First Amendment”), Second Amendment to Two Bridgepoint Lease Agreement dated October 13, 1997 (the “Second Amendment”), and Commencement Date Declaration dated November 26, 1997 (the “Declaration”), with respect to certain premises located at Two Bridgepoint, located at 6300 Bridgepoint Parkway, Austin, Travis County, Texas, as more particularly described in the Lease; and

      WHEREAS, Landlord, as successor to Original Lessor, and Tenant entered into that certain Third Amendment to Two Bridgepoint Lease Agreement dated November, 1998 (the “Third Amendment”); and

      WHEREAS, the Original Agreement, the First Amendment, the Second Amendment, the Declaration, and the Third Amendment are hereinafter referred to the “Lease”; and

      WHEREAS, Landlord and Tenant desire to amend the Lease, subject to and upon the terms and conditions hereinafter provided;

      NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      1. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

      2. Section 15.19 of the Lease is hereby amended by inserting the following at the end of the third sentence thereof; and

Furthermore, for the period commencing January 1, 2002, and thereafter, so long as Tenant is leasing all four (4) of the initially provided executive parking spaces (the “Initial Spaces”) Landlord shall, following reasonable prior notice from Tenant to Landlord, provide as many as four (4) additional executive parking spaces (the “Additional Spaces”) beneath the Building at a cost of $100.00 per space per month. The Initial Spaces and the Additional Spaces are hereinafter collectively referred to as the “Executive Spaces”. Tenant shall notify Landlord in writing (“Tenant’s Parking Notice”) of Tenant’s election to lease some or all of the Initial Spaces (and if all of the Initial Spaces are leased, some or all of the Additional Spaces), from time to time as required (but not more often than monthly). Tenant’s Parking Notice shall include the number of Executive Spaces Tenant requests and the date (not less than thirty (30) days after the date of any Tenant’s Parking Notice) on which the lease of such Executive Spaces will commence.

      3. Section 15.08 of the lease is hereby amended to reflect the address of Landlord to be as follows:

Hub Properties Trust, c/o REIT Management & Research, LLC Austin Area Office, 800 West 34th Street, Suite 220, Austin, Texas 78705, Attn. Area Manager, with a copy to Hub Properties Trust, 400 Centre Street, Newton, MA 02458, Attn. Jennifer Clark.

      4. Tenant warrants and represents that it has dealt with no broker in connection with the execution of this Amendments and agrees to indemnify and hold Landlord harmless from and against any and all brokerage claims.

      5. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of the Lease (as amended) against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under the Lease (as amended), it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. Tenant further acknowledges that the Declaration of Trust of Hub Properties Trust provides, and Tenant agrees, that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

      6. As amended hereby, the Lease is hereby ratified and confirmed.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date above first written.

LANDLORD: HUB PROPERTIES TRUST
By:	/s/ Jennifer B. Clark
	Name:	Jennifer B. Clark
	Title:	Senior vice President

TENANT: BRIGHAM OIL & GAS, L.P.
By: Brigham, Inc.
Its: Managing General Partner

By:	/s/ David T. Brigham
	Name:	David P. Brigham
Its: Vice President

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